EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT

      Name of Subsidiary                   State in which Incorporated
      ------------------                   ---------------------------

Adeps, Inc.                                       Connecticut

First Hartford Realty Corporation                 Delaware

Parker Street Corp.                               Connecticut

Lead Tech, Inc.                                   Connecticut

Parkade Center, Inc.                              Texas

Parkade Corp.                                     North Carolina

Hawthorn Management Services, Inc.                Connecticut

Plainfield Parkade, Inc.                          Connecticut

Merchants Landing Condominium Corporation         Rhode Island

Putnam Parkade, Inc.                              Connecticut

Waterford Parkade, Inc.                           Connecticut

New First Hartford Realty Corp.                   Delaware

DE 149 Corp.                                      Delaware

EH&N Construction Company                         Delaware

New Hawthorn Management Services, Inc.            Delaware

Dover Parkade LLC                                 Delaware

DE 150                                            Delaware

Brewery Parkade, Inc.                             Rhode Island

Cranston Parkade, LLC                             Rhode Island


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